Registration Statement No. 333-57384
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     As filed with the Securities and Exchange Commission on March 23, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                            13-3949418
     (State or Other                                      (I.R.S. Employer
     Jurisdiction of                                   Identification Number)
     Incorporation or
      Organization)

                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Stuart J. Boesky
                      President and Chief Executive Officer
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------

                                    copy to:
                             Mark Schonberger, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 318-6000

      Approximate date of commencement of proposed sale to public: As promptly as reasonably practical, after the effective date of this registration statement, to permit an orderly sale.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The  information  contained in this prospectus is not complete and  may be changed.  We may not sell these securities until the registration statement
filed  with  the   Securities  and  Exchange Commission is effective.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.


                   PRELIMINARY PROSPECTUS DATED MARCH 23, 2001
                              SUBJECT TO COMPLETION
                                  $250,000,000

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                  ---------------------------------------------

                    Common Shares of Beneficial Interest and
                     Preferred Shares of Beneficial Interest

      We are Charter Municipal Mortgage Acceptance Company, a Delaware business trust organized under the Delaware Business Trust Act. This prospectus relates to the public offer and sale of our common and preferred shares of beneficial interest which we may offer from time to time in one or more series, with an aggregate public offering price of up to $250,000,000. Our shares may be offered, separately or together, in separate series and in amounts, at prices and on terms to be determined at the time of the offering of our shares.

      The specific terms of our shares in respect of which this prospectus is being delivered will be set forth in one or more supplements to this prospectus and will include, in the case of preferred shares, the number of preferred shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any public offering price, and in the case of common shares, the number of common shares and the terms of the offering and sale. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, our shares.

      Our shares may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable supplement to this prospectus. See "Plan of Distribution". No shares may be sold without delivery of the applicable supplement to this prospectus describing the method of distribution and terms of such shares.

      Our common shares are traded on the American Stock Exchange under the symbol "CHC".




                        -------------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        -------------------------------

                  The date of this prospectus is _______, 2001

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


                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

OUR COMPANY..................................................................1

DESCRIPTION OF OUR SHARES....................................................2

USE OF PROCEEDS.............................................................10

PLAN OF DISTRIBUTION........................................................11

RATIO OF EARNINGS TO COMBINED FIX CHARGES AND PREFERENCE DIVIDENDS..........12

EXPERTS.....................................................................12

LEGAL MATTERS...............................................................12

WHERE YOU CAN FIND MORE INFORMATION.........................................13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................13

                             FORWARD-LOOKING INFORMATION

      Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to those set forth under the heading "Risk Factors" in any supplement to which this prospectus relates. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

      Throughout this prospectus, the terms "Company," "we" and "us," are all used in reference to Charter Municipal Mortgage Acceptance Company. The term "Manager" refers to Related Charter LP, and the term "Related" refers to Related Capital Company. Lastly, the term "shares" is used in reference to our common and preferred shares of beneficial interest to which this prospectus, and any supplement thereto relates.

                                  OUR COMPANY

      Our Company, created in October 1997, invests primarily in participating and non-participating multifamily housing revenue bonds, which we also refer to as revenue bonds, and other investments that produce interest or distributions which are excluded from gross income for purposes of federal income taxation, although a small portion of our investments are revenue bonds, first or second amortgage loans and other investments which produce taxable income. We hold substantially all of our investments indirectly through our subsidiaries. Our common shares trade on the American Stock Exchange under the symbol "CHC."

     We select our investments based upon investment advice provided by our Manager, Related Charter LP, pursuant to management agreements between our Manager and us, and our Manager and each of our subsidiaries. Our Manager, which is an affiliate of Related, has subcontracted its obligations under these management agreements to Related and uses Related's resources and real estate and investment expertise to advise us. The management team that provides us with investment advice has an average of 11 years of experience with our Manager and/or Related and an average of 20 years experience in the real estate industry.


      Our Company, formed under the laws of the State of Delaware, is a business trust classified as a partnership for federal income tax purposes and, thus, is not subject to federal corporate income taxation. See "Risk Factors - Publicly traded partnership status" and "Federal Income Tax Considerations" in the supplement relating to this prospectus.

      Investing in our shares involves various risks. In considering whether to purchase our shares, you should carefully consider the matters discussed under "Risk Factors" in the supplement relating to this prospectus.

      The principal executive offices of our Company, our Manager and Related are located at 625 Madison Avenue, New York, New York 10022. Our phone number is
(212) 421-5333.

                           DESCRIPTION OF OUR SHARES

      The following description of our shares does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our trust agreement and bylaws, each as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where you can find more information."

                                    Overview

      This prospectus relates to the offer and sale from time to time of common shares and/or preferred shares, which may be issued in one or more series, with an aggregate public offering price of up to $250,000,000, in amounts, at prices and on terms to be determined at the time of the offering.

      Our trust agreement authorizes our board of trustees to issue 50,000,000 shares of beneficial interest (common, preferred and otherwise), to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms.

      As of the date of this prospectus, our Company's issued and outstanding shares of beneficial interest consist of common shares and Community Reinvestment Act preferred shares. One of our subsidiaries, the Charter Mac Equity Issuer Trust, has also issued preferred equity. See "Description of our Outstanding Preferred Shares" below.

      Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Delaware law and as established by our board of trustees.

      The following description sets forth certain general terms and provisions of our shares to which a supplement to this prospectus may relate. The particular terms of the shares being offered and the extent to which such general provisions may apply will be described in the applicable supplement to this prospectus relating to such shares. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares may differ from the terms set forth below, except those terms required by our trust agreement and bylaws. The statements below describing our shares are subject to and qualified by reference to the applicable provisions of our trust agreement and bylaws.

General Description of our Common Shares

      General. Unless otherwise provided for in the applicable supplement to this prospectus, our common shares have equal dividend, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

      Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our common shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.


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


      Voting Rights. Our common shareholders have no right to participate in the control of our Company's business. However, our common shareholders have been granted certain voting rights which are set forth in our trust agreement. Holders of our common shares, as a class, have the power to vote on all matters presented to our shareholders, except as otherwise provided by Delaware law. Pursuant to our trust agreement, our common shareholders are entitled to one vote per common share on all matters voted on by shareholders and, except as provided in our trust agreement in respect of any other class or series of beneficial interests, the holders of such common shares exclusively possess all voting power and have been granted the right to vote upon: (i) the election of our board of trustees, (ii) merger, consolidation or termination and dissolution of our Company, (iii) sale of all or substantially all of our Company's assets and (iv) amendment of our trust agreement (except in certain limited circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

      Registrar and Transfer Agent. The registrar and transfer agent for our common shares will be set forth in the applicable supplement to this prospectus.

General Description of our Preferred Shares

      General. Subject to limitations prescribed by Delaware law and our trust agreement, our board of trustees is authorized to fix the number of shares constituting each series of preferred shares and the designations and terms, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of trustees or a duly authorized committee thereof. The preferred shares will, when issued, be fully paid and non assessable and, if so provided in a supplement to this prospectus, will have no preemptive rights. As of the date of this prospectus, the only preferred shares issued and outstanding are the preferred shares described below under the subheading "Description of our Outstanding Preferred Shares".

      Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

            o     The title and stated value of such preferred shares;

            o The number of shares of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

            o The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

            o The date from which distributions on such preferred shares shall accumulate, if applicable;

            o The procedures for any auction and remarketing, if any, for such preferred shares;

            o The provisions for a sinking fund, if any, for such preferred shares;

            o The provision for redemption, if applicable, of such preferred shares;

            o Any listing of such preferred shares on any securities exchange;


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


            o The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

            o A discussion of federal income tax considerations applicable to such preferred shares;

            o The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of affairs;

            o Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

            o Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

      Rank. Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon liquidation, dissolution or winding up of our Company, and allocation of our Company's earnings and losses:

            o senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares; with respect to distribution rights or rights upon our liquidation, dissolution or winding up;

            o on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights or rights upon our liquidation, dissolution or winding up; and

            o junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to distribution rights or rights upon our liquidation, dissolution or winding up.

      Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata based on the number of preferred shares, common shares and other parity equity securities outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

      Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares do not have any voting rights.

      Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are


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


entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of our Company, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

      Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

      Redemption. If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

      Registrar and Transfer Agent. The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

Our Trust Agreement and Bylaw Provisions, and Certain Provisions of Delaware Law


      Number of Trustees; Election of Trustees, Removal of Trustees, the Filling of Vacancies and New Business. The business and affairs of our Company are managed by our board of trustees. Our board of trustees consists of not less than three nor more than nine trustees, one-third of which may not be officers or employees of our Company, related to our Company's officers or affiliated with our Company's voting interests, and who, in the view of our board of trustees, are free from any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to our Company's affairs. We have annual shareholder meetings to re-elect a portion of our managing trustees, who will generally serve staggered, three-year terms. Election of each managing trustee requires the approval of a plurality of the votes cast by the holders of common shares in person or by proxy at our annual meeting. Our trust agreement provides that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only
(a) pursuant to our Company's notice of the meeting, (b) by the board





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of trustees, or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our trust agreement, and (ii) with respect to special meetings of shareholders, only the business specified in our Company's notice of meeting may be brought before the meeting of shareholders.

      Wilmington Trust Company, a Delaware banking corporation, is also a trustee of our Company. Wilmington Trust Company has been appointed as registered trustee solely to satisfy certain requirements of the Delaware Act and its duties and responsibilities with respect to our Company and our shareholders are very limited.

      A vacancy in our board of trustees created by the death, resignation or incapacity of a managing trustee, or by an increase in the number of managing trustees (within the limits prescribed above) may be filled by the vote of a majority of the remaining managing trustees. With respect to a vacancy created by death, resignation or incapacity of an independent trustee, the remaining independent trustees shall nominate a replacement.

      Limitation of Liability and Indemnification of Trustees and Officers. The Delaware Business Trust Act, as amended, provides that, except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, will not be personally liable to any person other than the business trust or any of its trustees. In addition, the Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting on behalf of the business trust, when acting in such capacity, will not be personally liable to any person other than the business trust or the beneficial owner for any act, omission or obligation of the business or any of its trustees.

      The Delaware Act also provides that, subject to such standards and restrictions, if any, as are set forth in its governing instrument, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

      Our trust agreement requires our Company to indemnify our present and former trustees, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful. In addition, our trust agreement requires our Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the trustee of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by our Company as authorized by our trust agreement and (ii) a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by our Company if it is ultimately determined that the standard of conduct was not met. Our trust agreement also requires our Company to provide indemnification and advance of expenses to a present or former trustee who served a predecessor of our Company in such capacity, and to any employee or agent of our Company or a predecessor of our Company.

      Amendments to Our Trust Agreement. In general, our trust agreement may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon. However, amendments with respect to certain provisions relating to ownership requirements, reorganizations and certain mergers or consolidations or the sale of substantially all of our Company's assets, require the affirmative vote or written consent of the holders of not less than two-thirds of the common shares then outstanding and entitled to vote thereon.


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


      Dissolution of Our Company. If a management agreement is in effect between our Company and a manager which is an affiliate of Related, and it is prior to the fourth anniversary of the date on which such management agreement was originally executed (October 1, 1997), subject to the provisions of any class or series of shares at the time outstanding, we may be dissolved if (i) the manager recommends dissolution of our Company in writing to our board of trustees; (ii) our board of trustees concurs in such recommendation; and (iii) the dissolution of our Company is approved by the affirmative vote of the holders of more than 50% of our outstanding common shares together with any other class or series of shares entitled to vote on the matter. If a management agreement is in effect between our Company and a manager which is an affiliate of Related and it is after the fourth anniversary of the date on which such management agreement was originally executed, we may be dissolved in one of two ways. First, we may be dissolved if the manager recommends dissolution of our Company in writing to our board of trustees; (ii) our board of trustees concurs in such recommendation; and (iii) the dissolution is approved by the affirmative vote of the holders of more than 50% of our outstanding common shares together with any other class or series of shares entitled to vote on the matter; or second, (i) our board of trustees recommends dissolution of our Company; and (ii) the dissolution is approved by the affirmative vote of two-thirds of the votes of our shareholders entitled to vote on the matter. If a management agreement referred to above is not in effect, we may be dissolved upon (i) the recommendation of our board of trustees; and (ii) by the affirmative vote of the holders of more than 50% of our outstanding common shares together with any other class or series of shares entitled to vote on the matter. Finally, we may be dissolved by order of a court of competent jurisdiction to judicially dissolve our Company if it is no longer reasonably practicable to continue the business and affairs of our Company as contemplated by our trust agreement.

      Anti-Takeover Effect of Certain Provisions of Delaware Law and of Our Trust Agreement. Our trust agreement contains provisions such as a staggered board and advance notice provisions that might have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for our common shares or otherwise be in the best interest of our Company's shareholders.

     Borrowing Policies. Our trust agreement provides that we will be allowed to incur debt or other financing of up to 50% of our total market value (measured as of the date such leverage is incurred).

Description of our Outstanding Preferred Shares

      Community Reinvestment Act Preferred Shares
      -------------------------------------------

      Our Company has issued and may in the future issue series of preferred shares called the Convertible Community Reinvestment Act Preferred Shares, also referred to as our "CRA Preferred Shares". Our Company believes that an investment in these shares will enable banks and similar institutions to obtain credit under the Community Reinvestment Act. The Community Reinvestment Act, enacted in 1977, encourages banks and similar institutions insured by the Federal Deposit Insurance Corporation to invest in projects that promote community development, particularly in low and moderate income neighborhoods. The Community Reinvestment Act does this by awarding such banks and similar institutions, "credits" based upon the amount of funds they invest in "qualifying" projects. Examples of qualifying projects include, among others, those investments that provide affordable housing for low or moderate income individuals, or fund activities that revitalize or stabilize low or moderate income areas. Our Company invests in revenue bonds that fund these types of investments. We believe that an investment in our Company through our CRA Preferred Shares will qualify for credits under the Community Reinvestment Act. Each CRA preferred shareholder may be entitled to an allocation of these credits based upon the aggregate amount of their investment in our Company, for Community Reinvestment Act purposes.


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


      Our Company does not, and does not expect to, register our CRA Preferred Shares under the Securities Act of 1933 ("Securities Act"). As a result, offers and sales of our CRA Preferred Shares have historically been restricted to "qualified institutional buyers" (as defined in Rule 144A of the Securities
Act).

      Our CRA Preferred Shares rank on parity (pro rata based on the number of CRA Preferred Shares, common shares and other parity equity securities) with our common shares with respect to the distributions made by our Company, our earnings and losses, and rights upon liquidation, dissolution or winding up, and junior to all equity securities issued by our Company whose terms specifically provide, other than with respect to allocation of CRA credits, that they rank senior to the CRA Preferred Shares. In this regard, in the event of (i) the payment of distributions payable in our common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, and (iii) all other distributions to the holders of our common shares or evidences of indebtedness or assets of our Company, our CRA preferred shareholders will receive for each CRA Preferred Share held, the same payment, issuance or distribution payable for each common share held. For example, if our Company pays a distribution to our common shares or to securities convertible into our common shares, and common shareholders are entitled to receive two common shares for each common share they hold, the CRA preferred shareholders will also receive two common shares for each CRA Preferred Share they hold. In connection with the foregoing payments, issuances or distributions, our Company will take whatever actions it considers to be advisable in order that both our common and CRA preferred shareholders will be treated the same for federal income tax purposes.

      Our CRA Preferred Shares were previously issued in two private placements pursuant to Rule 144A under the Securities Act of 1933, as amended. These CRA Preferred Shares are convertible into our common shares at two different conversion rates of .9217 under the first private placement and .9678 under the second private placement. As of December 31, 2000, our Company had 2,590,000 CRA Preferred Shares outstanding, which are convertible into 2,416,891 common shares.

      The Charter Mac Equity Issuer Trust--Preferred Shares
      -----------------------------------------------------

      Series A and Series A-1 Preferred Shares. One of our subsidiaries, the Charter Mac Equity Issuer Trust, which we refer to as the Equity Trust, previously completed preferred equity offerings in which it issued (i) 45 Series A Preferred Shares which were purchased by Merrill Lynch, McDonald Investments, Inc. and Legg Mason Wood Walker, Incorporated and (ii) 48 Series A-1 Preferred Shares which were purchased by Merrill Lynch. After each offering, the initial purchasers sold the Series A and Series A-1 Preferred Shares to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act). The Equity Trust was organized to create a vehicle which generates 100% tax-exempt income that would be attractive to institutional investors.

      The Series A and Series A-1 Preferred Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and senior to the Equity Trust's Series B Preferred Shares (as described below under "--Series B Preferred Shares"). All of the common shares of the Equity Trust are owned by our Company.

      The Series A and Series A-1 Preferred Shares have an annual preferred dividend rate of 6 5/8% and 7.10%, respectively through June 30, 2009, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, payable upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series A and Series A-1 Preferred Shares are subject to mandatory tender by their holders for remarketing and purchase on June 30, 2009 and each remarketing date thereafter at a price equal to the $2,000,000 per Series A Preferred Share and $500,000 per Series A-1 Preferred Share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series A and Series A-1 Preferred Shares.

      Holders of the Series A and A-1 Preferred Shares may elect to retain their Series A and Series A-1 Preferred Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series A and Series A-1 Preferred Shares will be required to tender its Series A and Series A-1 Preferred Shares to the Equity Trust for mandatory repurchase on June 30, 2049, unless the Equity Trust decides to remarket our shares on such date. The Equity Trust may not redeem the Series A and Series A-1 Preferred Shares before June 30, 2009. After that date, all or a portion of the Series A and Series A-1 Preferred Shares may be redeemed. The Series A and Series A-1 Preferred Shares are not convertible into common shares of the Equity Trust.

      Series B Preferred Shares. The Equity Trust also completed a preferred equity offering in which it issued 110 Series B Preferred Shares which were purchased by Merrill Lynch. Merrill Lynch then sold the Series B Preferred Shares to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act).

      The Series B Preferred Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and junior to the Equity Trust's Series A and Series A-1 Preferred Shares.

      The Series B Preferred Shares have an annual preferred dividend rate of 7.60% through November 30, 2010 payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 2000 and payable upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series B Preferred Shares are subject to mandatory tender by their holders for remarketing and purchase on November 30, 2010 and each remarketing date thereafter at a price equal to the $500,000 per Series B preferred share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series B Preferred Shares.

      Holders of the Series B Preferred Shares may elect to retain their Series B Preferred Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series B Preferred Shares will be required to tender its Series B Preferred Shares to the Equity Trust for mandatory repurchase on November 30, 2050, unless the Equity Trust decides to remarket the shares on such date. The Equity Trust may not redeem the Series B Preferred Shares before November 30, 2010. After that date, all or a portion of the Series B Preferred Shares may be redeemed. The Series B Preferred Shares are not convertible into common shares of the Equity Trust.

      Covenants with respect to the Equity Trust Preferred Shares. The Equity Trust is subject to, among others, the following covenants with respect to the Series A Preferred Shares, the Series A-1 Preferred Shares and the Series B Preferred Shares, which we collectively refer to as the "Equity Trust Preferred Shares":

      Tax-exempt interest and distributions. The Equity Trust may only acquire new investments that it reasonably believes will generate interest and distributions excludible from gross income for federal income tax purposes. The Equity Trust will dispose of any investment the interest on which becomes includible in gross income for federal income tax purposes, for any reason, as soon as commercially practicable.

      Leverage. The Equity Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any obligation except if (i) the Equity Trust is not in default under its trust agreement, (ii) the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares, and (iii) after giving effect to the incurrence of the obligation, the leverage ratio is less than .6 to 1.0.

      Failure to pay distributions. If the Equity Trust has not paid in full six consecutive quarterly distributions on the Equity Trust Preferred Shares, the Equity Trust is required to reconstitute its board of trustees so that a majority of the board of trustees consists of trustees who are independent with respect to the Equity Trust, our Company, our Manager or Related.

      Allocation of taxable interest income and market discount. The Equity Trust will specially allocate taxable interest income and market discount that is taxable as ordinary income to our Company. Market discount, if any, may arise where the Equity Trust acquires a bond other than upon its original issuance for less than its stated redemption price at maturity and the difference is greater than a de minimis amount (generally 1/4 of 1% of a bond's stated redemption price at maturity multiplied by the number of complete years to maturity).

      Limitation on issuance of preferred equity interests. The Equity Trust may not issue preferred equity interests that are senior to the Series A and A-1 Preferred Shares without the consent of a majority of the holders of the Series A and A-1 Preferred Shares. The Equity Trust may not issue any preferred equity interests that are equal in rank to the Equity Trust Preferred Shares unless certain conditions are met, including that the amount of such preferred equity interests is limited, the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares to holders, and there is no default or event of default under the Equity Trust's trust agreement.


                                 USE OF PROCEEDS

      Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our shares primarily to acquire additional revenue bonds that are expected to produce tax-exempt income, which may include short-term highly-rated floating rate revenue bonds, in each case, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general trust purposes. Any specific allocation of the net proceeds of an offering of shares to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                              PLAN OF DISTRIBUTION

      We may sell our shares in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our shares, will set forth the terms of the offering of our shares, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

      Our shares may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our shares. Any agent involved in the offer or sale of our shares will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

      In connection with the sale of our shares, underwriters or agents may receive compensation from us or from purchasers of our shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our shares they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shares will be subject to conditions precedent and the underwriters will be obligated to purchase all our shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange.

      Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our shares may be entitled by us, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

      In order to comply with the securities laws of certain states, if applicable, our shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

      The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:


Year Ended December 31,                             Nine months ended
---------------------------------------------------------------------

     1996          1997         1998         1999       9/30/2000
     ----          ----         ----         ----      -----------
     N/A           24:1         7:1           3:1          3:1
=====================================================================


      For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, minority interest in income of subsidiary, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries. There are no periods in which earnings were insufficient to cover combined fixed charges and preference dividends.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our annual report on Form 10-K/A-1 for the fiscal year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, and Greenberg Traurig, LLP, Philadelphia, Pennsylvania. The validity of the shares will be passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware.

                         WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 under the Securities Act to register the common shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding our Company. You may access the SEC's web site at http://www.sec.gov.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Judiciary Plaza, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares are listed on the American Stock Exchange under the symbol "CHC."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

      o Our Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999, filed with the SEC on August 2, 2000 (SEC File No. 001-13237);

      o Our Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the SEC on November 14, 2000 (SEC File No. 001-13237);

      o Our Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed with the SEC on August 14, 2000 (SEC File No. 001-13237);

      o Our Amended Quarterly Report on Form 10-Q/A-1 for the period ended March 31, 2000, filed with the SEC on August 2, 2000 (SEC File No. 001-13237);

      o Our Definitive Proxy Statement dated April 26, 2000 on Schedule 14A prepared in connection with our Annual Meeting of Shareholders held on June 14, 2000 (SEC File No. 001-13237);

      o Our Current Report on Form 8-K filed with the Commission on November 29, 2000 (SEC File No. 001-13237); and

      o Registration Statement on Form 10 and Form 10/A dated July 31, 1997 and filed on August 1, 1997; and as amended and filed on September 23, 1997 (SEC File No. 001-13237).

      You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                  Charter Municipal Mortgage Acceptance Company
                               625 Madison Avenue
                            New York, New York 10022
                               Attn: Brenda Abuaf
              Telephone requests may be directed to (212) 421-5333.

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

      Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

================================================================================




                                  $250,000,000


                                CHARTER MUNICIPAL
                           MORTGAGE ACCEPTANCE COMPANY


                        --------------------------------

                                   Prospectus

                        --------------------------------





                                    [ ], 2001






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

Securities and Exchange Commission, registration fee.......$62,500
American Stock Exchange listing fee.........................17,500
Printing and engraving costs.................................1,000
Mailing expenses.............................................1,000
Accounting fees and expenses.................................6,000
Legal fees and expenses.....................................45,000
Miscellaneous expenses.......................................5,000

              Total.......................................$138,000
                                                          ========


Item 15. Indemnification of Trustees, Managers, and Officers

      Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.


Item 16. Exhibits

1.1*      --     Underwriting Agreement

4.1**     --     Specimen Copy of Share Certificate for shares of
                 beneficial interest of the Registrant

5.1***    --     Opinion of Richards, Layton & Finger, P.A.
                 regarding the legality of the shares being registered.

12.1***   --     Statement regarding computation of Ratios of Earnings
                 to Fixed Charges

23.1***   --     Consent of Deloitte & Touche LLP

23.2***   --     Consent of Richards, Layton & Finger, P.A. (included
                 in the opinion filed as Exhibit 5.1)

24.1***   --     Power of Attorney (included on signature page hereto).
---------------
*    To be filed by amendment.

** Incorporated by reference to the Registrant's Amendment No. 1 on Form 10/A to the Registrant's Registration Statement on Form 10, File No. 001-13237).

***  Filed herewith.


Item 17. Undertakings

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on this 23rd day of March, 2001.



                                      CHARTER MUNICIPAL MORTGAGE ACCEPTANCE
                                      COMPANY  (Registrant)


                                      By: /s/ Stuart J. Boesky
                                         --------------------------------------
                                         Stuart J. Boesky
                                         Managing Trustee,
                                         President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky, Alan P. Hirmes and Michael I. Wirth, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

        Signature                    Title                      Date
        ---------                    -----                      ----

/s/ Stuart J. Boesky         Managing Trustee, President
--------------------------   and Chief Executive Officer
Stuart J. Boesky                                              March 23, 2001

/s/ Peter T. Allen
--------------------------
Peter T. Allen               Managing Trustee                 March 23, 2001

/s/ Arthur P. Fisch
--------------------------
Arthur P. Fisch              Managing Trustee                 March 23, 2001

/s/ Steven M. Ross
--------------------------   Managing Trustee and
Steven M. Ross               Chairman of the Board            March 23, 2001

/s/ Alan P. Hirmes
--------------------------   Managing Trustee, Executive
Alan P. Hirmes               Vice President and Secretary     March 23, 2001


/s/ Michael J. Brenner
--------------------------
Michael J. Brenner           Managing Trustee                 March 23, 2001

/s/ Thomas W. White
--------------------------
Thomas W. White              Managing Trustee                 March 23, 2001

/s/ Michael I. Wirth
--------------------------   Chief Financial Officer, Chief
Michael I. Wirth             Accounting Officer and           March 23, 2001
                             Senior Vice President





                                       II-5